UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2023

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2023, Mobiquity Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the Spartan Capital Securities, LLC (the “Underwriter”) relating to the public offering of 3,777,634 shares of common stock and pre-funded warrants to purchase 4,286,883 shares of common stock, accompanied by Series 2023 Warrants to purchase 12,096,776 shares of common stock. The offered securities are priced at a public offering price of $0.465 per combination of one share of common stock or pre-funded warrant, accompanied by one Series 2023 Warrant.

Each pre-funded warrant is exercisable at any time to purchase one share of common stock at an exercise price of $0.0001 per share. Each Series 2023 Warrant is exercisable for five years to purchase 1.5 shares of common stock at an exercise price of $0.465 per 1.5 shares. The Series 2023 Warrants also have an alternative cashless exercise permitting the holder to acquire 0.75 shares for each 1.5 shares any time after the earlier of (i) 30 days following the initial exercise date of February 14, 2023 and (ii) the date on which the aggregate trading volume of the Company's common stock beginning on the initial exercise date of the Series 2023 Warrants exceeds 36,290,322 shares. Additionally the exercise price of both warrants are subject to customary adjustments for stock splits, stock dividends, reclassifications and the like.

The Company also granted the Underwriters a 45-day option to purchase up to an additional 1,209,678 shares and/or pre-funded warrants in lieu of shares, and accompanying Series 2023 Warrants to purchase 1,814,517 shares at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Shares and Warrants, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $2,950,000. The offering closed on February 16, 2023. The over-allotment has not been exercised and the Company cannot assure as to whether the Underwriters will exercise all or any part of the over-allotment option.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

The shares and warrants are being offered and sold by the Company pursuant to a prospectus dated February 14, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2023 (which is part of the Company’s effective registration statement on Form S-1 (File No. 333-269293) filed with the SEC on January 18, 2022 and amended by pre-effective amendments filed with the SEC prior to effectiveness (the “Registration Statement”).

Additionally, the Registration Statement acts as a post-effective amendment to the Company’s registration statement on Form S-1 (File No. 333-260364) which registered, among other securities, five year warrants, exercisable at $4.98 per share (the “2021 Warrants”) and 2,807,937 shares issuable upon the exercise of the 2021 Warrants.

Item 7.01	Regulation FD Disclosure

On February 14, 2023, the Company issued a press release announcing the offering referred to in Item 1.01 and the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 16, 2023 the Company issued a press release announcing the closing of the offering referred to in Item 1.01. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibits 99.1 and 99.2 to comply with Regulation FD. This information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, regardless of any general incorporation language in such filings.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith this Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 13, 2023, by and between the Company the Underwriter
99.1	Press Release dated February 14, 2023
99.2	Press Release dated February 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 17, 2023	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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